EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-48402 on Form S-8 of Lakeland Financial Corporation of our report dated June 28, 2021 appearing in this Annual Report on Form 11-K of Lakeland Financial Corporation 401(k) Plan for the year ended December 31, 2020.
/s/ Crowe LLP
New York, New York
June 28, 2021